Exhibit 10.27(b)

Share Transfer Agreement

This agreement was signed by each party in Zhengzhou on August 7, 2006

Party A: Yang Yuyan

Identification Number: 410105631014102

Party B: Xinyuan Real Estate (Henan) Development Co., Ltd.1

Address: Jingkai fifth Avenue No. 129, Economic and Technology Development Zone, Zhengzhou City

Legal Representative: Zhang Yong

Party C: Henan Xinyuan Real Estate Co., Ltd.

Address: Xinyuan Road No. 18, Xinyuan Mingjia Building 43, Zhengzhou City

Legal Representative: Zhang Yong

Whereas:

1. Party C is a limited liability company operating lawfully and established in accordance with Chinese law under the legal entity business license no.: 4100002002197. The current scope of business consists of: real estate (licensed) and the development of complete services and facilities, sales. Housing leases (licensed).

2. Party A lawfully owns 20% of Part C’s shares;

3. Party A intends to transfer its ownership of 20% of Party C’s shares to Party B; Party B has agreed to receive Party A’s transfer of 20% of Party C’s shares in accordance with this agreement;

4. Party B and Party C, in accordance with the internal management procedures of their respective companies, have each duly received the authorization and permission regarding this share transfer;

[1]	Xinyuan Real Estate (Henan) Development Co., Ltd. is the previous name of Xinyuan (China) Real Estate, Ltd.

On the basis of the aforementioned, Party A and Party B have amicably negotiated the aforementioned transfer of the Party C shares held by Party A to Party B with each party agreeing to the following articles

Article 1. Share transfer price, payment period and method

1.1 Party A agrees to transfer shares its ownership of 20% of Party C’s shares to Party B at a price of Renminbi 4,000,000.00; Party B agrees to receive the share transfer at the aforementioned price.

1.2 Party B agrees to abide by the following deadline and payment method for the aforementioned share transfer costs: within three months from the day this agreement is signed, the aforementioned share transfer costs must be paid in cash in a single installment.

Article 2. Promises and guarantees

2.1 Party A hereby guarantees full ownership of the aforementioned shares it intends to transfer to Party B with effective disposition and assurance that the shares have no encumbrances and are immune from third party recovery, or else Party A shall be responsible for all economic losses incurred by Party B there from.

2.2 Party B guarantees to pay the share transfer costs in the manner agreed upon in this agreement.

Article 3. Liability for breach of contract

Upon this agreement becoming effective, each party must conscientiously fulfill its obligations. If any party does not properly and completely fulfill its obligations, it shall be liable for the compensation of the damages to the abiding party.

Article 4. Dispute resolution

Any disputes that arise between the parties in the process of fulfilling the obligations of this agreement must be resolved through amicable negotiation. If agreement cannot be reached, any party may take legal action in a court of jurisdiction.

Article 5. Modifying, suspending or terminating the agreement

Each party may negotiate to modify, suspend or terminate this agreement under the following circumstances:

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1. Parties are unable to fulfill the obligations of this agreement due to force majeure.

2. Each party comes to agreement via negotiation.

3. Other circumstances as stipulated by law.

Article 6. Share transfer fees

The fees relevant to the aforementioned share transfer (such as notarial charges, stamp taxes) shall be the responsibility of the individual parties.

Article 7. Supplementary articles

7.1 This agreement shall take effect after the authorized representative from each party has signed and affixed an official seal.

7.2 This agreement consists of two originals with each party retaining one original, all of which have the same legal effect.

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Party A: Yang Yuyan

Party B: Xinyuan Real Estate (Henan) Development Co., Ltd.

Authorized Representative: Zhang Yong

[Seal] Xinyuan Real Estate (Henan) Development Co., Ltd.

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[4]	Signatory page
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